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EXHIBIT 25.4

        SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

 JPMORGAN CHASE BANK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank)	13-4994650 (I.R.S. employer identification No.)
270 Park Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

 RHODIA
(Exact name of obligor as specified in its charter)

The Republic of France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification No.)

26, quai Alphonse Le Gallo
92512 Boulogne-Billancourt Cedex France
(Address of principal executive offices)

 9.250% Senior Subordinated Notes Due 2011
(Title of the indenture securities)

GENERAL

Item 1.    General Information.

        Furnish the following information as to the trustee:

        (a)   Name and address of each examining or supervising authority to which it is subject.

    New York State Banking Department, State House, Albany, New York 12110.

    Board of Governors of the Federal Reserve System, Washington, D.C., 20551

    Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

    Federal Deposit Insurance Corporation, Washington, D.C., 20429.

        (b)   Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2.    Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16.    List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1.     A copy of the Restated Organization Certificate of the Trustee and the Certificate of Amendment dated November 9, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-73746 which is incorporated by reference).

        2.     A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        3.     None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4.     A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-73746, which is incorporated by reference).

        5.     Not applicable.

        6.     The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation, was renamed JPMorgan Chase Bank.

        7.     A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8.     Not applicable.

        9.     Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 2nd day of July 2003.

JPMORGAN CHASE BANK
By:	/s/ KATHLEEN PERRY Kathleen Perry Vice President

Item 16.    List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1.     A copy of the Restated Organization Certificate of the Trustee and the Certificate of Amendment dated November 9, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-73746 which is incorporated by reference).

        2.     A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        3.     None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4.     A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-73746, which is incorporated by reference).

        5.     Not applicable.

        6.     The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation, was renamed JPMorgan Chase Bank.

        7.     A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8.     Not applicable.

        9.     Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 2nd day of July 2003.

JPMORGAN CHASE BANK
By:	Kathleen Perry Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business March 31, 2003, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$21,415
Interest-bearing balances		6,882
Securities:
Held to maturity securities		334
Available for sale securities		80,076
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		14,044
Securities purchased under agreements to resell		73,060
Loans and lease financing receivables:
Loans and leases held for sale		25,832
Loans and leases, net of unearned income	$ 161,345
Less: Allowance for loan and lease losses	3,823
Loans and leases, net of unearned income and allowance		157,522
Trading Assets		189,427
Premises and fixed assets (including capitalized leases)		6,186
Other real estate owned		131
Investments in unconsolidated subsidiaries and associated companies		691
Customers' liability to this bank on acceptances outstanding		225
Intangible assets
Goodwill		2,180
Other Intangible assets		3,314
Other assets		40,377

TOTAL ASSETS		$621,696

LIABILITIES
Deposits:
In domestic offices		$174,351
Noninterest-bearing	$ 70,991
Interest-bearing	103,360
In foreign offices, Edge and Agreement subsidiaries and IBF's:		125,789
Noninterest-bearing	7,531
Interest-bearing	118,258
Federal funds purchased and securities sold under agree-ments to repurchase:
Federal funds purchased in domestic offices		5,929
Securities sold under agreements to repurchase		113,903
Trading liabilities		116,329
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		10,758
Bank's liability on acceptances executed and outstanding		225
Subordinated notes and debentures		8,306
Other liabilities		29,735
TOTAL LIABILITIES		585,325
Minority Interest in consolidated subsidiaries		97
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		16,304
Retained earnings		17,228
Accumulated other comprehensive income		957
Other equity capital components		0
TOTAL EQUITY CAPITAL		36,274

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		$621,696

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
WILLIAM B. HARRISON, JR.	)
HELENE L. KAPLAN	)	DIRECTORS
WILLIAM H. GRAY, III	)

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  EXHIBIT 25.4
GENERAL
  Item 1. General Information.
  Item 2. Affiliations with the Obligor.
  Item 16. List of Exhibits
SIGNATURE
  Item 16. List of Exhibits
SIGNATURE
  Exhibit 7 to Form T-1
Bank Call Notice
RESERVE DISTRICT NO. 2 CONSOLIDATED REPORT OF CONDITION OF
JPMorgan Chase Bank of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System,